Deloitte & Touche LLP
Suite 1200
1132 Bishop Street
Honolulu, Hawaii  96813-2870

Tel:   (808) 543 0700
Fax:  (808) 526 0225
www.us.deloitte.com


October 4, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

Hosoi Garden Mortuary, Inc. ("Hosoi") requested that we furnish a letter addressed to the Securities and Exchange Commission stating whether we agree with the statements made by Hosoi in a draft Form 8-K dated May 10, 2000, which Hosoi provided to us on August 24, 2000. We informed Hosoi that a Form 8-K to report a change in the independent auditors of Garden Life
Plan, Ltd. ("GLP") and Garden Life Funeral Plan Trust (the "Trust") did not appear to be required pursuant to Item 304 of Regulation S-B (S-B 228.304), because neither GLP nor the Trust is a subsidiary of Hosoi. We also informed Hosoi that the copy of the draft Form 8-K did not appear to be complete in that it did not include all referenced attachments. On September 26, 2000, we received from Hosoi a complete copy of a Current Report on Form 8-K dated
May 10, 2000, which Hosoi informed us was filed with the Securities and Exchange Commission on August 24, 2000, and re-filed on September 26, 2000
(the "Form 8-K"). Although we believe that a Form 8-K to report a change in the independent auditors of GLP and the Trust is not required, in response to the request by Hosoi, we have read the statements made by Hosoi in Item 4 of the Form 8-K and have the following comments:

     . With respect to the paragraph numbered 1, on May 10, 2000, we informed GLP and the Trust that we would not accept an engagement to audit the financial statements of GLP or the Trust for the year ending May 31, 2000. We do not agree that GLP is a subsidiary of Hosoi.

     . With respect to the paragraph numbered 2-3, we were not the principal auditors of the registrant (Hosoi) and accordingly we have no comment with respect to the report of Hosoi's independent auditors on financial statements of Hosoi. We did not issue a report on the financial statements of GLP for the year ended May 31, 1999.
           Additionally, we informed GLP that we
           believed that the financial statements of GLP for the year ended May 31, 1998 should be restated. On October 12, 1999, after we became aware that Hosoi had included in its Annual Report on Form 10-KSB for the year ended May 31, 1999, preliminary drafts of what purportedly was our reports on the financial statements of GLP and the Trust as of and for the years ended May 31, 1998 and 1999, we notified

           Hosoi to cease and desist from using any preliminary drafts of reports or reports of Deloitte & Touche LLP not issued or signed by us in any document.

     . With respect to the paragraph numbered 4, we do not have a basis to agree or disagree with the statement made, except that we do not agree that GLP is a subsidiary of Hosoi. We were not informed that the directors of GLP made the decision to change independent auditors for the year ended May 31, 1999.

     . With respect to the paragraph numbered 5, we agree that there are unresolved matters related to certain accounting principles and practices of GLP; however, GLP has not informed us of its position regarding such matters. The unresolved matters related to GLP's accounting principles and practices are (1) the recognition of revenue from sales of pre-need funeral services contracts and the related direct incremental selling costs, and (2) the consolidation of the accounts of the Trust in GLP's financial statements. We disagree with Hosoi's description of our position regarding revenue recognition and providing a reserve for the excess of current and expected service cost over the Funeral Reserve. Our letter to GLP dated February 17, 2000, which Hosoi filed as an attachment to the Form 8-K, summarizes our position with respect to the unresolved matters related to GLP'S accounting principles and practices. Such unresolved matters affect
           GLP's financial statements for the years ended
           May 31, 1998 and 1999. Additionally, we informed GLP that its obligation to provide the contracted funeral services should the funeral services provider (primarily Hosoi) fail to provide such services should be disclosed and accounted for in accordance with Statement of Financial Accounting
           Standards No. 5.


Yours truly,

/s/   Deloitte & Touche LLP

c:  John Farias, Jr., Garden Life Plan, Ltd.